UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2003

GEOCOM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-62482
(Commission File Number)

98-0349734
(IRS Employer Identification No.)

Suite 417 - 114 West Magnolia Street, Bellingham, Washington 98225
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (390) 392-2898

Item 5. Other Events

On April 28, 2003 the Corporation entered into a letter of intent with TNR Resources Inc. to acquire an option to purchase a 75% working interest in the Carolina mineral property, located in Argentina. In order to earn the interest, the Corporation must, among other things, make certain expenditures on the exploration and/or development of the property and issue shares to TNR Resources Inc. The letter is attached to this Form 8-K as an exhibit.

Item 7. Exhibits

  Exhibits.

There is attached hereto the following exhibits:

Exhibit 1. Letter of intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOCOM RESOURCES, INC.

/s/ Andrew Stewart

___________________________________
Andrew Stewart, Secretary and Director

Date: April 28, 2003.